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                                                                   EXHIBIT 99.6






                                      1998
                              INDUSTRY COMPARISON
                                      DATA







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
Region:     080                      YAMAHA MOTOR CORPORATION, U.S.A                   For the 7 months from September 1997
District:   027                          INDUSTRY COMPARISON DATA                                 through     March    1998
MD., DE., VA., WVA.         Based on MIC Statistics from Warranty Registrations                              Report:   C027
                                                                                                  Wednesday, April 29, 1998





Product                                  For the Month                                    For the Season-to-Date
                        -----------------------------------------------      ----------------------------------------------
Line     Manufacturer       Last Year          This Year     Difference          Last Year        This Year      Difference
                        ---------------     ---------------  ----------      ---------------    ---------------  ----------

ATV      Artic Cat          10     1.3%         35     3.6%          25          72     1.1%       184     2.3%         112

         Honda             262    35.2%        313    32.3%          51        2242    33.9%      2797    35.5%         555

         Kawaski            80    10.7%         99    10.2%          19         893    13.5%      1117    14.2%         224

         Polaris           139    18.7%        207    21.4%          68        1344    20.3%      1365    17.3%          21

         Suzuki             72     9.7%        113    11.7%          41         712    10.8%       760     9.6%          48

         Yamaha            182    24.4%        201    20.8%          19        1354    20.5%      1682    21.1%         308
                        ------              ------               ------      ------             ------               ------

ATV  Totals                748                 968                  223       6,617              7,885                1,268
                        ------              ------               ------      ------             ------               ------

MCY      BMW                32     2.1%         39     1.9%           7         110     1.6%       178     2.2%          68

         Ducati              7     0.5%         10     0.5%           3          28     0.4%        50     0.6%          22

         Harley            433    28.1%        443    21.6%          10        2414    34.8%      2645    32.0%         231

         Honda             375    24.4%        565    27.5%         190        1805    26.0%      2029    24.5%         224

         Kawasaki          222    14.4%        250    12.2%          26         781    11.3%       984    11.9%         203

         KTM                 8     0.5%         19     0.9%          11          54     0.8%        86     1.0%          32

         Suzuki            317    20.6%        459    22.4%         142         978    14.1%      1132    13.7%         154

         Triumph             7     0.5%          9     0.4%           2          32     0.5%        47     0.6%          15

         Yamaha            139     9.0%        258    12.6%         119         739    10.6%      1114    13.5%         375
                        ------              ------               ------      ------             ------               ------

MCY  Totals              1,540               2,052                  512       6,941              8,265                1,324
                        ------              ------               ------      ------             ------               ------

THIS INDUSTRY IS IN A RENAISSANCE -- 19% INCREASE!